Exhibit 5.1

BAKER DONELSON CENTER • SUITE 800 • 211 COMMERCE STREET • NASHVILLE, TENNESSEE 37201 • 615.726.5600 • bakerdonelson.com

TONYA MITCHEM GRINDON, SHAREHOLDER

Direct Dial: 615.726.5607

Direct Fax: 615.744.5607

E-Mail Address: tgrindon@bakerdonelson.com

November 5, 2019

Community Healthcare Trust Incorporated

3326 Aspen Grove Drive, Suite 150

Franklin, TN  37067

Re:                             Registration Statement on Form S-3ASR of Community Healthcare Trust Incorporated

Ladies and Gentlemen:

We have acted as special securities counsel to Community Healthcare Trust Incorporated, a Maryland corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3ASR (the “Registration Statement”), to be filed on November 5, 2019 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed public offering of an indeterminate amount of one or more series of the following securities:

(i)                                     shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company;

(ii)                                  shares of preferred stock, $0.01 par value per share (the “Preferred Stock”), of the Company;

(iii)                               debt securities of the Company, which may be senior or subordinated, and which may be issued in one or more series (the “Debt Securities”), under the form of indenture filed as Exhibit 4.9 of the Company’s registration statement on Form S-3 (No. 333-213614), filed on September 13, 2016, as such indenture may be supplemented from time to time (the “Indenture”);

(iv)                              depositary receipts representing fractional interests in shares of Preferred Stock (the “Depositary Shares”);

(v)                                 rights to purchase Common Stock (the “Rights”);

(vi)                              warrants to purchase Common Stock, Preferred Stock, Depository Shares or Units (as defined herein) (“Warrants”); and

ALABAMA • FLORIDA • GEORGIA • LOUISIANA • MARYLAND • MISSISSIPPI • SOUTH CAROLINA • TENNESSEE •

TEXAS • VIRGINIA • WASHINGTON, D.C.

(vii)                           units comprised of Common Stock, Preferred Stock, Depositary Shares, Rights and/or Warrants in any combination thereof (the “Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and a unit agent to be selected by the Company, in the forms that will be filed as exhibits to the Registration Statement, as such agreements may be supplemented from time to time (each, a “Unit Agreement”);

all of which may be offered and sold by the Company, from time to time on a delayed or continuous basis in accordance with Rule 415 promulgated under the Securities Act, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus.  The Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Rights, the Warrants and the Units are collectively referred to herein as the “Securities.”

As special securities counsel for the Company, we have examined (i) the Registration Statement; (ii) the form of Indenture; (iii) the organizational documents and agreements, as applicable, of the Company; (iv) certain resolutions of the Board of Directors of the Company (the “Board”) with respect to the Company and the Registration Statement; and (v) such other corporate records, agreements, documents, instruments and certificates or comparable documents of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the expression of the opinions contained herein. In our examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, instruments, documents, certificates and records that we have reviewed; and (d) the legal capacity of all natural persons.

As used herein, “Transaction Agreements” means the Indenture, and any supplemental indentures establishing the terms of the Debt Securities pursuant thereto, any depositary agreements, any rights agreements, any warrant agreements, any Unit Agreements and any applicable underwiting or purchase agreement.  As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time under the Registration Statement will have been duly authorized and established by proper action of the Board or a duly authorized committee of the Board (“Board Action”) in accordance with the Company’s Corporate Charter, as amended (the “Charter”), and Corporate Bylaws, as amended (“Bylaws”), and applicable provisions of the Maryland General Corporation law, as amended (the “MGCL”), in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the valid or binding nature of the obligations represented by the applicable Securities; (ii) the issuance, sale, amount and terms of any Debt Securities to be offered from time to time under the

Registration Statement will have been duly authorized and established by proper corporate action by the Company in accordance with the Charter, the Bylaws and the MGCL in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the valid or binding nature of the obligations represented by the applicable Debt Securities; (iii) at the time of offer, issuance and sale of any Securities, the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iv) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (v) all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (vi) prior to the issuance of any Securities, a definitive Transaction Agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as depositary, each deposit agreement to be between the Company and the financial institution identified therein as depositary; (viii) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a financial institution identified therein as warrant agent; (vix) any Rights associated with the Common Stock will be issued under one or more rights agreements, each to be between the Company and a financial institution identified therein as rights agent; (x) all Securities will be issued and sold in compliance with the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (xi) with respect to the Debt Securities, the Trustee under the Indenture (the “Trustee”) will be qualified pursuant to the Trust Indenture Act of 1939, as amended, at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) and a Statement of Eligibility of the Trustee on a Form T-1 has been or will be filed with the Commission with respect to such Trustee; (xii) the Indenture, together with any supplemental indentures relating to a series of Debt Securities to be issued under the Indenture, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (xiii) the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (xiv) the Company will remain a Maryland corporation; (xv) the Securities will not be issued in violation of the ownership limit contained in the Charter or any comparable provision in the Articles Supplementary to the Charter setting forth the terms of any class or series of Preferred Stock; (xvi) upon the issuance of any Common Stock, including Common Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Stock (“Common Securities”), the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter; (xvii) upon the issuance of any Securities that are shares of Preferred Stock, including any Preferred Stock deposited in connection with the issuance of any Depositary Shares and any Preferred Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock (“Preferred Securities”), the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter; (xviii) with respect to any Preferred Securities, Articles Supplementary setting forth the number of shares and the terms of any class or series of Preferred Stock to be issued by the Company will be filed with and accepted for record by the Maryland State Department of Assessments and Taxation prior to their issuance (the “Preferred Filings”); (xvix) the terms of the Securities will conform in all material respects to the respective descriptions thereof in the prospectus which is part of the Registration Statement; (xx) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned; (xxi) the laws of the State of New York will be the governing law with respect to any Transaction Agreement; and (xxii) any Securities convertible into or exercisable, exchangeable or redeemable for any other Securities will be duly converted, exercised, exchanged or redeemed in accordance with their terms.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the deposit agreement for any Depositary Shares, under the rights agreement for any Rights, under the warrant agreement for any Warrants, namely the depositary, rights or warrant agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to engage in the activities contemplated by such deposit agreement, rights agreement or warrant agreement, as applicable; that such deposit agreement, rights agreement or warrant agreement, as applicable, will have been duly authorized, executed and delivered by the other party and will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party will be in compliance with respect to performance of its obligations under such deposit agreement, rights agreement or warrant agreement, as applicable, with all applicable laws and regulations; and that such other party will have the requisite organizational and legal power and authority to perform its obligations under such deposit agreement, rights agreement or warrant agreement, as applicable.

To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we have assumed for purposes of this opinion that the Trustee named therein will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; that the Trustee named therein will be duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee named therein enforceable against the Trustee named therein in accordance with its terms; that the Trustee named therein will be in compliance, with respect to acting as a trustee under the Indenture with all applicable laws and regulations; and that the Trustee named therein will have the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.                                      With respect to any Common Securities offered under the Registration Statement, upon completion of the Board Action, the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Board Action, will be validly issued, fully paid and nonassessable.

2.                                      With respect to any Preferred Securities offered under the Registration Statement, upon the completion of the Board Action and the Preferred Filings relating to the Preferred Securities, the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Board Action and Preferred Filings, will be validly issued, fully paid and nonassessable.

3.                                      With respect to any Rights offered under the Registration Statement, upon completion of the Board Action and the due execution and delivery of a rights agreement relating to the Rights on behalf of the Company and the rights agent named therein, the Rights will be duly authorized.

4.                                      With respect to any Debt Securities offered under the Registration Statement, upon due authorization of the Debt Securities by all necessary corporate action of the Company and the Debt Securities have been executed, issued and delivered for value pursuant to an applicable underwriting agreement, if any, and in accordance with the terms of the applicable Indenture and any supplemental indenture related thereto and duly authenticated by the Trustee under the applicable Indenture, as contemplated by the applicable prospectus and/or prospectus supplement made part of the Registration Statement, subject to the final terms of the Debt Securities being in compliance with then applicable law, the Debt Securities will constitute valid and binding obligations of the Company.

5.                                      With respect to any Depository Shares offered under the Registration Statement, the depositary receipts evidencing the Depositary Shares, upon completion of the Board Action and the due execution and delivery of a deposit agreement relating thereto on behalf of the Company and the depositary named therein and due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Stock in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

6.                                      With respect to any Warrants offered under the Registration Statement, the Warrants, upon completion of the Board Action and the due execution and delivery of a warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Warrants by such warrant agent, and upon due execution and delivery of the Warrants on behalf of the Company, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.                                      With respect to any Units offered under the Registration Statement, upon completion of the Board Action and assuming (i) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and as described in the Registration Statement and the related prospectus supplement(s), and (ii) the Units have been duly executed and delivered by the Company and authenticated by the Unit agent pursuant to the Unit Agreement and delivered against payment therefor, then the Units, when issued and sold in accordance with the Unit Agreement and duly authorized, executed and delivered purchase, underwriting or similar agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)                                 limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)                                 rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)                                  general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

This opinion letter is based as to matters of law solely on (i) the MGCL and (ii) applicable provisions of the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York).  We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

This opinion letter has been prepared for your use in connection with the Registration Statement. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement with the Commission and to reference to us under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder or Item 509 of Regulation S-K. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent change in the facts stated or assumed herein or any subsequent changes in applicable law.

Sincerely,

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, a professional corporation

By:	/s/ Tonya Mitchem Grindon
Tonya Mitchem Grindon
Authorized Representative